Exhibit 10.1

REVENUE PURCHASE TERMINATION AGREEMENT AND

AMENDMENT OF FACILITY AGREEMENT

April 28, 2014

Reference is hereby made to:

(i) that certain REVENUE PURCHASE AGREEMENT (the “Revenue Purchase Agreement”), dated December 29, 2011, by and between Deerfield Private Design Fund II, L.P., a Delaware limited partnership (“Private Design Fund II”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“DSS”), Horizon Santé TTNP SARL, a Luxembourg limited company (“Horizon” and together with Private Design Fund II and DSS, the “Purchasers”) and iCAD, Inc., a Delaware corporation (“iCAD”); and

(ii) that certain FACILITY AGREEMENT (the “Facility Agreement”), dated as of December 29, 2011, between iCAD, Private Design Fund II, DSS, Deerfield Private Design International II, L.P. (“Private Design Fund II International”) and Deerfield Special Situations Fund International Limited (“DSS International” and together with Private Design Fund II, DSS and Private Design Fund II International, the “Lenders”).

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Revenue Purchase Agreement. The Purchasers, the Lenders and iCAD hereby agree as follows:

1. Contingent upon receipt of the payments set forth in paragraph 2 below, the Revenue Purchase Agreement, including, without limitation, Section 2(e) of the Revenue Purchase Agreement, is hereby terminated in its entirety and is of no further force and effect and iCAD shall have no obligation to make any further payments to the Purchasers thereunder.

2. In order to terminate the Revenue Purchase Agreement, iCAD hereby agrees to pay the Purchasers (i) $4,100,000 in immediately funds on the date hereof and (ii) the amount due to the Purchasers under Section 2(a)(i) of the Revenue Purchase Agreement for the first quarter of 2014, which amount the parties agree is $362,108.41. Such amounts shall be paid in the relative percentages set forth in Section 2(d) of the Revenue Purchase Agreement pursuant to the wire instructions previously provided by the Purchasers to iCAD.

3. iCAD represents and warrants to the Purchasers that it is not in active discussions, nor has it had any discussions during the last six months, to sell any assets in excess of $500,000.

4. The definition of “Final Payment Date” in the Facility Agreement is hereby amended to eliminate the ability of iCAD to extend such date to the sixth anniversary of the date of the Facility Agreement and shall now be amended to read as follows:

“Final Payment Date” means the earlier of (i) the date on which the Borrower repays the Notes (together with any other amounts accrued and unpaid under the Financing Documents) pursuant to this Agreement or (ii) the fifth anniversary of the date hereof.

IN WITNESS WHEREOF, the Parties have caused this Revenue Purchase Termination Agreement and Amendment of Facility Agreement to be executed by their duly authorized representatives as of the date first set forth above.

DEERFIELD PRIVATE DESIGN FUND II, L.P.
By:	Deerfield Mgmt, L.P., General Partner
By:	J. E. Flynn Capital LLC, General Partner

By:

Name:	James E. Flynn
Title:	President

DEERFIELD PRIVATE DESIGN
INTERNATIONAL II, L.P.
By:	Deerfield Mgmt, L.P., General Partner
By:	J. E. Flynn Capital LLC, General Partner

By:

Name:	James E. Flynn
Title:	President

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:	Deerfield Mgmt. L.P., General Partner
By:	J. E. Flynn Capital LLC, General Partner

By:

Name:	James E. Flynn
Title:	President

DEERFIELD SPECIAL SITUATIONS FUND
INTERNATIONAL LIMITED

By:

Name:	James E. Flynn
Title:	Director

HORIZON SANTÉ TTNP SARL

By:

Name:	Alexis Cazé
Title:	Manager A

By:

Name:	Florence Gerardy
Title:	Manager B

ICAD, INC.

By:

Name:
Title:

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HORIZON SANTÉ TTNP SARL

By:

Name:	Alexis Cazé
Title:	Manager

By:

Name:	Florence Gerardy
Title:	Manager

ICAD, INC.

By:

Name:	Kevin Burns
Title:	CFO

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